FOURTH AMENDMENT TO THE

TRUST FOR PROFESSIONAL MANAGERS

OPERATING EXPENSE LIMITATION AGREEMENT

with

ENVESTNET ASSET MANAGEMENT, INC.

THIS FOURTH AMENDMENT dated as of January 26, 2021, to the Operating Expense Limitation Agreement, dated as of June 15, 2010, as amended October 27, 2016, December 27, 2017, and April 24, 2018 (the “Agreement”), is entered into by and between Trust for Professional Managers (the “Trust”), on behalf of the series of the Trust as indicated on Schedule A to the Agreement, as may be amended from time to time (each, a “Fund,” and collectively, the “Funds”), and Envestnet Asset Management, Inc. (hereinafter called the “Adviser”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the Trust and the Adviser desire to amend the Agreement to reduce the Annual Limit (as that term is defined in the Agreement) for the PMC Core Fixed Income Fund by 0.15%, effective January 26, 2021; and

WHEREAS, the Agreement allows for the amendment of Schedule A to the Agreement by a written instrument executed by both parties;

NOW, THEREFORE, the parties agree as follows:

Amended Schedule A of the Agreement is hereby superseded and replaced with Amended Schedule A attached hereto, for the purpose of revising the Annual Limit for the PMC Core Fixed Income Fund.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Fourth Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

TRUST FOR PROFESSIONAL MANAGERS on behalf its series listed on Schedule A	ENVESTNET ASSET MANAGEMENT, INC.

By: /s/ John P. Buckel	By: /s/ Brandon Thomas
Name: John P. Buckel	Name: Brandon Thomas
Title: President	Title: Chief Investment Officer

Amended Schedule A
to the

TRUST FOR PROFESSIONAL MANAGERS

OPERATING EXPENSE LIMITATION AGREEMENT

with

ENVESTNET ASSET MANAGEMENT, INC.

Series of Trust for Professional Managers	Operating Expense Limitation as a Percentage of Average Daily Net Assets
PMC Core Fixed Income Fund	0.60%
PMC Diversified Equity Fund	0.73%

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